                                                                   EXHIBIT 10.26

                               LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (the "Agreement"), dated as of March 2, 1996, by and between Ruby Tuesday (Georgia), Inc., a Georgia corporation ("Ruby Tuesday (Georgia)"), and Morrison Health Care, Inc., a Georgia corporation ("MHCI") (collectively, the "Parties").

                                    RECITALS

     WHEREAS, in furtherance of the Plan of Distribution (as defined below), it is desirable to license certain trademark rights between the Parties to provide for the continued conduct of the Parties' respective businesses;

     WHEREAS, the Parties desire that certain rights under the Mark (as defined below) enjoyed by the Parties prior to the Distribution Date (as defined below) should continue following the Distribution Date.

     NOW, THEREFORE, in consideration of the mutual agreements, undertakings and covenants herein, the Parties hereby agree as follows:

I. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

          "Fine Dining Services" shall mean the operation of the specialty restaurant business as now operated by Ruby Tuesday (Georgia) and hereafter operated by Ruby Tuesday (Georgia) during the term of this Agreement, including, without limitation, the operation of Ruby Tuesday, Mozarella's Cafe, Silver Spoon Cafe and Tia's restaurants.

          "Distribution Date" shall mean the effective date of the distribution of shares of common stock of Ruby Tuesday (Georgia) as contemplated by the Plan of Distribution.

          "Health Care Services" shall mean the health care food and nutrition service business as now operated by MHCI and hereafter operated by MHCI during the term of this Agreement.

          "Mark" shall mean the trademark FIT N'TRIM, as used by Ruby Tuesday (Georgia) and as evidenced by U.S. Reg. No. 1,805,467.

          "Other Services" shall mean all services which are not within the definition of Fine Dining Services or Health Care Services.
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          "Plan of Distribution" shall mean the Plan of Distribution dated
          September 26, 1995, adopted by the Board of Directors of Morrison Restaurants Inc.

II. OWNERSHIP OF MARKS. The Parties acknowledge and agree that Ruby Tuesday (Georgia) owns all right, title and interest in and to the Mark.

III. LICENSES.

     3.1  Exclusive License.  Ruby Tuesday (Georgia) hereby grants to MHCI,
          -----------------
effective as of the Distribution Date, a royalty-free, worldwide, exclusive, nonassignable (except as specified herein) license to utilize the Mark in connection with Health Care Services. The exclusivity of this license applies against Ruby Tuesday (Georgia), and Ruby Tuesday (Georgia) may not utilize the Mark in connection with Health Care Services.

     3.2  Nonexclusive License; Limitations on Ruby Tuesday (Georgia)'s Use of
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the Mark.  Ruby Tuesday (Georgia) hereby grants to MHCI, effective as of the
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Distribution Date, a royalty-free, worldwide, nonexclusive, nonassignable
(except as specified herein) license to utilize the Mark in connection with such Other Services as are requested in writing by MHCI and consented to in writing by Ruby Tuesday (Georgia) prior to the use of the Mark in connection therewith, which consent shall not be unreasonably withheld by Ruby Tuesday (Georgia).
Ruby Tuesday (Georgia) agrees that it will not use the Mark in connection with any Other Services without obtaining the prior written consent of MHCI, which consent shall not be unreasonably withheld.

IV.  USE OF MARK.

     4.1  Use.  MHCI agrees that it will use the Mark under the licenses granted
          ---
hereunder only in connection with goods and services meeting the standards, specifications and qualities established (a) during the period prior to the Distribution Date, or (b) by mutual agreement of the Parties following the Distribution Date.

     4.2  Monitoring.  Ruby Tuesday (Georgia) shall have the right, at
          ----------
reasonable times, to inspect and monitor MHCI's use of the Mark to verify the continued quality of MHCI's goods and services.

     4.3  Respective Rights of the Parties.  The requirement under Section 3.2
          --------------------------------
that each Party obtain consent prior to using the Mark in connection with Other Services is in consideration of the Parties' concurrent use of the Mark and the parties' desire to continue the quality of goods and services provided in connection with the Mark and to maintain the goodwill associated therewith.

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

V.   TERM AND TERMINATION.

     5.1  Term.  This Agreement and the licenses granted hereunder shall
          ----
continue for so long as Ruby Tuesday (Georgia) owns rights in the Mark or until otherwise terminated as provided herein. In the event Ruby Tuesday (Georgia) abandons or otherwise loses its rights in and to the Mark so as to prevent the continued license of the Mark by MHCI, MHCI's rights in the Mark shall not thereby be abandoned, and it shall be deemed to have established ownership rights in the Mark by virtue of this Agreement and MHCI's use of the Mark.

     5.2  Termination by MHCI.  MHCI may, for its convenience, terminate this
          -------------------
Agreement and the license hereunder upon written notice to Ruby Tuesday
(Georgia).

     5.3  Termination by Ruby Tuesday (Georgia).  Ruby Tuesday (Georgia) may
          -------------------------------------
terminate this Agreement and the license granted to MHCI hereunder if MHCI utilizes the Mark in connection with Fine Dining Services and fails to cease such use within ninety (90) days following written notice from Ruby Tuesday (Georgia) of its objection to such use.

     5.4  Termination by Mutual Agreement.  This Agreement may be terminated at
          -------------------------------
any time upon mutual written agreement of the Parties.

VI. REMEDIES. The Parties hereby acknowledge that there is no adequate remedy at law for failure to comply with the provisions of this Agreement and that such failure would cause immediate harm that would not be adequately compensable in damages, and therefore agree that the covenants herein may be enforced with equitable remedies, including, without limitation, specific performance and injunctive relief, without proof of money damages, in each case without limiting any remedies available at law. Each Party expressly agrees that it will submit to specific performance as a remedy in the event that it violates the restrictions on its use of the Mark imposed by this Agreement.

VII. MISCELLANEOUS.

     7.1  Assignment; Sublicensing.  The licenses granted herein may be assigned
          ------------------------
or transferred to any party succeeding to all or any material part of the business of MHCI, provided that the assignee or transferee shall assume the obligations herein in writing and promptly notify Ruby Tuesday (Georgia) of the same. The licenses shall not be otherwise assignable by MHCI without the express written consent of Ruby Tuesday (Georgia), which consent shall not be unreasonably withheld. Either Party may sublicense its rights hereunder to third parties, provided, however, that the scope of any such sublicense shall be in writing and shall be expressly limited to the scope of the sublicensing Party's rights under this Agreement. The provisions of this Agreement, including, without limitation, the licenses granted herein to MHCI, shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors, permitted assigns or sublicensees.

     7.2  Entire Agreement.  This Agreement shall constitute the entire
          ----------------
agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

     7.3  Notices.  All notices and other communications hereunder shall be in
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writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the Parties at the following addresses (or such other addresses for a Party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

          To Ruby Tuesday, Inc.:

               Ruby Tuesday, Inc.
               4721 Morrison Drive
               P.O. Box 160266
               Mobile, Alabama 36625

               Attn:  General Counsel

          To Morrison Health Care, Inc.:

               Morrison Health Care, Inc.
               4893 Riverdale Road
               Suite 260
               Atlanta, Georgia 30337

               Attn:  General Counsel

     7.4  Waivers.  The failure of any Party to require strict performance by
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the other of any provision in this Agreement will not waive or diminish the first Party's right to demand strict performance thereafter of that or any other provision hereof.

     7.5  Amendments.  This Agreement may not be modified or amended except by
          ----------
an agreement in writing signed by both Parties.

     7.6  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Georgia.

     7.7  Severability.  In the event that one or more of the provisions
          ------------
contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith to replace the invalid, illegal or unenforceable provision with a valid provision which comes as close as possible to the intent and effect of the invalid, illegal or unenforceable provision.

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     7.8  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              RUBY TUESDAY (GEORGIA), INC.


                              By:    /s/ J. Russell Mothershed
                                     ------------------------------

                              Name:    J. Russell Mothershed
                                     ------------------------------

                              Title:   Vice President
                                     ------------------------------


                              MORRISON HEALTH CARE, INC.


                              By:    /s/ J. Russell Mothershed
                                     ------------------------------

                              Name:    J. Russell Mothershed
                                     ------------------------------

                              Title:   Vice President
                                     ------------------------------



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